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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Ceres Group, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-75878) on Form S-8 of Ceres Group, Inc. of our report dated March 12, 2004, with respect to the consolidated balance sheet of Ceres Group, Inc. as of December 31, 2003, and the related consolidated statement of operations, stockholders' equity, and cash flows for the year then ended, and all related financial statement schedules, which report appears in the December 31, 2003, annual report on Form 10-K of Ceres Group, Inc.






Detroit, Michigan
June 30, 2004